UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2009

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2009, Alaska Communications Systems Group, Inc. (the "Company") announced that it had entered into a tentative three-year agreement with the International Brotherhood of Electrical Workers Local Union 1547 ("IBEW"), which represents all of the Company's unionized employees. To become effective, the tentative agreement must be ratified by a vote of the Company's 700 represented employees. If ratified, the new three-year term would commence on January 1, 2010.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing its entry into the tentative agreement with the IBEW described in Item 1.01 of this report. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1--Press release dated August 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

August 20, 2009	By:	/s/ Leonard Steinberg

Name: Leonard Steinberg
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 20, 2009